Exhibit 99.1

ProShares Announces ETF Share Splits and Reverse Splits

Bethesda, MD, January 10, 2014—ProShares, a premier provider of alternative ETFs, announced today share splits and reverse share splits on the ETFs listed below. The splits and reverse splits will not change the value of a shareholder’s investment.

Splits

The following ETFs will split shares:

Ticker	ETF	Split Ratio
BIB	ProShares Ultra Nasdaq Biotechnology	2:1

MVV	ProShares Ultra MidCap400	2:1

FINU	ProShares UltraPro Financials	2:1

TQQQ	ProShares UltraPro QQQ	2:1

SVXY	ProShares Short VIX Short-Term Futures ETF	2:1

All splits will apply to shareholders of record as of the close of the markets on January 21, 2014, payable after the close of the markets on January 23, 2014. The ETFs will trade at their post-split price on January 24, 2014. The ticker symbols and CUSIP numbers for the ETFs will not change.

The splits will decrease the price per share of each ETF with a proportionate increase in the number of shares outstanding. For example, for the 2-for-1 splits, every pre-split share will result in the receipt of two post-split shares, which will be priced at half the net asset value (“NAV”) of a pre-split share.

Illustration of a Split

The following table shows the effect of a hypothetical 2-for-1 split:

Period	# of Shares Owned	Hypothetical NAV	Value of Shares
Pre-Split	100	$100.00	$10,000.00

Post-Split	200	$50.00	$10,000.00

Reverse Splits

The following ETFs will reverse split shares at the following split ratios:

Ticker	ETF	Split Ratio	Old CUSIP	New CUSIP

EWV	ProShares UltraShort MSCI Japan	1:4	74347R347	74348A459

SPXU	ProShares UltraPro Short S&P500	1:4	74348A632	74348A442

EPV	ProShares UltraShort FTSE Europe	1:4	74348A301	74348A434

QID	ProShares UltraShort QQQ	1:4	74347X237	74348A426

SQQQ	ProShares UltraPro Short QQQ	1:4	74348A665	74348A418

SMDD	ProShares UltraPro Short MidCap400	1:4	74348A657	74348A392

SJH	ProShares UltraShort Russell2000 Value	1:4	74348A509	74348A384

SBB	ProShares Short SmallCap600	1:4	74347R784	74348A376

SIJ	ProShares UltraShort Industrials	1:4	74348A103	74348A368

FXP	ProShares UltraShort FTSE China 25	1:4	74347X567	74348A350

MZZ	ProShares UltraShort MidCap400	1:4	74347X211	74348A343

TWM	ProShares UltraShort Russell2000	1:4	74348A202	74348A319

SDD	ProShares UltraShort SmallCap600	1:4	74348A400	74348A327

SRTY	ProShares UltraPro Short Russell2000	1:4	74348A640	74348A335

SKK	ProShares UltraShort Russell2000 Growth	1:4	74347X195	74348A293

AGQ	ProShares Ultra Silver	1:4	74347W841	74347W353

UVXY	ProShares Ultra VIX Short-Term Futures ETF	1:4	74347W379	74347W346

All reverse splits will be effective at the market open on January 24, 2014, when the ETFs will begin trading at their post-split price. The ticker symbol for the ETFs will not change. All ETFs undergoing a reverse split will be issued a new CUSIP number.

The reverse splits will increase the price per share of each ETF with a proportionate decrease in the number of shares outstanding. For example, for a 1-for-4 reverse split, every four pre-split shares will result in the receipt of one post-split share, which will be priced four times higher than the NAV of a pre-split share.

Fractional Shares from Reverse Splits

For shareholders who hold quantities of shares that are not an exact multiple of the reverse split ratio (for example, not a multiple of 4 for a 1-to-4 reverse split), the reverse split will result in the creation of a fractional share. Post-reverse split fractional shares will be redeemed for cash and sent to your broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

Illustration of a Reverse Split

The following table shows the effect of a hypothetical 1-for 4 reverse split:

Period	# of Shares Owned	Hypothetical NAV	Value of Shares
Pre-Split	1,000	$10.00	$10,000.00
Post-Split	250	$40.00	$10,000.00

About ProShares

Offering the nation’s largest lineup of alternative ETFs, ProShares helps investors to go beyond the limitations of conventional investing and face today’s market challenges. Each ProShares ETF provides access to an alternative investment strategy delivered with the liquidity, transparency and cost effectiveness of an ETF. ProShares’ lineup of 144 ETFs includes Global Fixed Income, Hedge Strategies, Geared (leveraged and inverse), and Inflation and Volatility ETFs.

Media Contact:

Tucker Hewes, Hewes Communications, Inc., 212.207.9451, tucker@hewescomm.com

Investor Contact:

ProShares, 866.776.5125, ProShares.com

ProShares has the largest lineup of alternative ETFs in the United States according to Financial Research Corporation (“FRC”), based on analysis of all the known alternative ETF providers (as defined by FRC) by their number of funds and assets (as of 3/31/2013).

ProShares’ geared (leveraged and inverse) ETFs seek returns that are 3x, 2x, -1x, -2x or -3x the return of an index or other benchmark (target) for a single day, as measured from one NAV calculation to the next, before fees and expenses. Due to the compounding of daily returns, ProShares’ returns over periods other than one day will likely differ in amount and possibly direction from the target return for the same period. Investors should monitor their holdings consistent with their strategies, as frequently as daily. For more on correlation, leverage and other risks, please read the prospectus.

Investing involves risk, including the possible loss of principal. ProShares are generally non-diversified and entail certain risks, including risk associated with the use of derivatives (swap agreements, futures contracts and similar instruments), imperfect benchmark correlation, leverage and market price variance, all of which can increase volatility and decrease performance. Please see summary and full prospectuses for a more complete description of risks. There is no guarantee any ProShares ETF will achieve its investment objective.

Investing in ETFs involves a substantial risk of loss. ETFs are not suitable for all investors. AGQ, SVXY and UVXY are not investment companies regulated under the Investment Company Act of 1940 and are not afforded its protections. Regarding AGQ, the price of silver is volatile and may be affected by large institutional purchases or sales, indirect investment in gold and silver, industrial usage, and political and economic concerns. SVXY and UVXY invest in futures. VIX futures are among the most volatile futures contracts. A fund’s exposure to its index may subject that fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that fund. VIX futures indexes are mean reverting; funds benchmarked to them should not be expected to appreciate over extended periods. Due to defined time periods and other features, VIX futures indexes and funds benchmarked to them can be expected to perform differently than the VIX.

Carefully consider the investment objectives, risks, charges and expenses of ProShares before investing. This and other information can be found in their summary and full prospectuses. Read them carefully before investing. Separate ProShares Trust II prospectuses are available for Volatility, Currency and Commodity funds. Obtain them from your financial adviser or broker/dealer representative or by visiting ProShares.com.

This information must be accompanied or preceded by a current ProShares Trust II prospectus. ProShares Trust II (issuer) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling toll-free 866.776.5125, or visit ProShares.com.

“S&P 500,®” “S&P MidCap 400,®” “S&P SmallCap 600,®” “S&P 500® VIX® Short-Term Futures Index,TM” and “S&P 500® VIX® Mid-Term Futures IndexTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”). “NASDAQ,®” “NASDAQ-100,®” “NASDAQ-100 Index,®” “NASDAQ Biotechnology Index®” and “QQQ®” are trademarks of The NASDAQ OMX Group, Inc. “Russell 2000® Index,” “Russell 2000® Value Index,” “Russell 2000® Growth Index” and “Russell®” are trademarks of Russell Investment Group (“Russell”). “MSCI,” “MSCI Inc.,” “MSCI Index” and “EAFE” are service marks of MSCI. “Dow Jones U.S. Financials IndexSM” and “Dow Jones U.S. Industrials IndexSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”). All have been licensed for use by ProShares. “VIX®” is a trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and CBOE has agreed that S&P may use the “VIX®” trademark in the names of the Indexes as licensed to ProShares. “Dow Jones Indexes” is the marketing name and a licensed trademark of CME Group Index Services LLC (“CME Indexes”). “Dow Jones Indexes” is a service mark of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and has been licensed to CME Indexes. “FTSE®” is a trademark of the London Stock Exchange Plc and The Financial Times Limited and is used by the FTSE International Limited (“FTSE”) under license. ProShares have not been passed on by these entities or their subsidiaries or affiliates as to their legality or suitability. ProShares are not sponsored, endorsed or promoted by these entities or their subsidiaries or affiliates, and they make no representation regarding the advisability of investing in ProShares. THESE ENTITIES AND THEIR AFFILIATES MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO PROSHARES.

ProShares are distributed by SEI Investments Distribution Co., which is not affiliated with the funds’ advisor or sponsor.